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                                                                   EXHIBIT 1.1



                             JDN REALTY CORPORATION
                            (a Maryland corporation)


                      Common Stock, Common Stock Warrants,
                       Preferred Stock and Debt Securities




                             UNDERWRITING AGREEMENT


                                                                  July 30, 1997



MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

                  JDN Realty Corporation, a Maryland corporation (the "Company"), proposes to issue and sell up to $400 million of its (i) shares of common stock, $.01 par value per share (the "Common Stock"), (ii) warrants to purchase shares of Common Stock (the "Warrants"), (iii) shares of preferred stock, par value $.01 per share (the "Preferred Stock") or (iv) senior or subordinated debt securities (the "Debt Securities"), or any combination thereof, from time to time, in or pursuant to one or more offerings on terms to be determined at the time of sale.

                  The Preferred Stock will be issued in one or more series and each series of Preferred Stock may vary, as applicable, as to the title, specific number of shares, rank, stated value, liquidation preference, dividend rate or rates (or method of calculation), dividend payment dates, redemption provisions, sinking fund requirements, conversion provisions (and terms of the related Underlying Securities (as defined below)) and any other variable terms as set forth in the applicable articles supplementary (each, the "Articles Supplementary") relating to such series of Preferred Stock.



                  The Debt Securities will be issued in one or more series as senior indebtedness (the "Senior Debt Securities") under an indenture or subordinated indebtedness (the "Subordinated Debt Securities") under an indenture, each between the Company and one or

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more trustees (each a "Trustee") to be negotiated by the Company and such
Trustee (the "Indenture"). Each series of Debt Securities may vary, as applicable, as to title, aggregate principal amount, rank, interest rate or formula and timing of payments thereof, stated maturity date, redemption and/or repayment provisions, sinking fund requirements, conversion provisions (and terms of the related Underlying Securities) and any other variable terms established by or pursuant to the applicable Indenture.

                  Each issue of Warrants will be issued pursuant to a separate warrant agreement (each, a "Warrant Agreement") between the Company and the warrant agent identified therein (each, a "Warrant Agent"). The Warrants may vary, as applicable, as to, among other terms, title, type, specific number, exercise dates or periods, exercise prices(s), expiration date(s) and terms of the related Underlying Securities.

                  As used herein, "Securities" shall mean the Common Stock, Warrants, Preferred Stock, or Debt Securities, or any combination thereof, initially issuable by the Company and "Underlying Securities" shall mean the Common Stock, Preferred Stock, or Debt Securities issuable upon conversion of the Preferred Stock or Debt Securities, as applicable.

                  Whenever the Company determines to make an offering of Securities through Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), or through an underwriting syndicate managed by Merrill Lynch, the Company will enter into an agreement (each, a "Terms Agreement") providing for the sale of such Securities to, and the purchase and offering thereof by, Merrill Lynch and such other underwriters, if any, selected by Merrill Lynch (the "Underwriters," which term shall include Merrill Lynch, whether acting as sole Underwriter or as a member of an underwriting syndicate, as well as any Underwriter substituted pursuant to Section 10 hereof). The Terms Agreement relating to the offering of Securities shall specify the number or aggregate principal amount, as the case may be, of Securities to be initially issued (the "Initial Underwritten Securities"), the name of each Underwriter participating in such offering (subject to substitution as provided in Section 10 hereof) and the name of any Underwriter other than Merrill Lynch acting as co-manager in connection with such offering, the number or aggregate principal amount, as the case may be, of Initial Underwritten Securities which each such Underwriter severally agrees to purchase, whether such offering is on a fixed or variable price basis and, if on a fixed price basis, the initial offering price, the price at which the Initial Underwritten Securities are to be purchased by the Underwriters, the form, time, date and place of delivery and payment of the Initial Underwritten Securities and any other material variable terms of the Initial Underwritten Securities, as well as the material variable terms of any related Underlying Securities. In addition, if applicable, such Terms Agreement shall specify whether the Company has agreed to grant to the Underwriters an option to purchase additional Securities to cover over-allotments, if any, and the number or aggregate principal amount, as the case may be, of Securities subject to such option (the "Option Underwritten Securities"). As used herein, the term "Underwritten Securities" shall include the Initial Underwritten Securities and all or any portion of any Option Underwritten Securities. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between the Company and Merrill Lynch, acting for itself and, if applicable, as representative of any other

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Underwriters. Each offering of Underwritten Securities through Merrill Lynch as sole Underwriter or through an underwriting syndicate managed by Merrill Lynch will be governed by this Underwriting Agreement, as supplemented by the applicable Terms Agreement.

                  As used herein the term "Properties" refers to the real properties in which the following entities own an interest: the Company, JDN Development Company, Inc. ("JDN Development"), Subsidiaries of the Company (defined below) or JDN Development and joint ventures (including limited liability companies) in which any of the Company, JDN Development or any of their Subsidiaries own an interest. As used hereinafter, the term "Subsidiary" means a corporation or a partnership a majority of the outstanding equity of which is owned or controlled, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company.

                  The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-22339) covering, among other Securities, the Underwritten Securities, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), and the Company has filed such post-effective amendments thereto as may be required prior to the execution of this Underwriting Agreement. Such registration statement (as so amended, if applicable) has been declared effective by the Commission. Such registration statement (as so amended, if applicable), is referred to herein as the "Registration Statement;" and the prospectus constituting a part of the Registration Statement at the time it was declared effective by the Commission and the prospectus supplement relating to the offering of the Underwritten Securities, in the form furnished to the Underwriters by the Company for use in connection with the offering of the Underwritten Securities, are collectively referred to herein as the "Prospectus;" provided, however, that all references to the "Registration Statement" and the "Prospectus" shall be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the execution of this Underwriting Agreement; provided, further, that if the Company files a registration statement with the Commission pursuant to Section 462(b) of the 1933 Act Regulations (the "Rule 462 Registration Statement"), then, after such filing, all references to "Registration Statement" shall be deemed to include the Rule 462 Registration Statement. A "preliminary prospectus" shall be deemed to refer to any prospectus as supplemented that omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, that was used after such effectiveness and prior to the execution and delivery of the Terms Agreement. For purposes of this Underwriting Agreement, all references to the Registration Statement, Prospectus, or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

                  All references in this Underwriting Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (or other references of like import) in the Registration Statement, Prospectus or preliminary prospectus



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shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be; and all references in this Underwriting Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be.

                  SECTION 1.  Representations and Warranties

                  (a) Representations and Warranties by the Company. The Company represents and warrants to Merrill Lynch, as of the date hereof, and to each Underwriter named in the applicable Terms Agreement, as of the date thereof, as of the Closing Time (as defined below), and if applicable, as of each Date of Delivery (as defined below) (in each case a "Representation Date") as follows:

                      (1) Compliance with Registration Requirements. The
         Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the respective times the Registration Statement and any post-effective amendments thereto (including the filing of the Company's most recent Annual Report on Form 10-K with the Commission (the "Annual Report on Form 10-K")) became effective and at each Representation Date, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus, at the Closing Time and at each Date of Delivery, if any, the Prospectus and any amendments and supplements thereto did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company elects to rely upon Rule 434 of the 1933 Act Regulations, the Company will comply with the requirements of Rule 434. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or the Prospectus.


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                  Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus supplement and the Prospectus delivered to the Underwriters for use in connection with the offering of Underwritten Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted or required by Regulation S-T.

                           (2) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, at the date of the Prospectus, at the Closing Time and at each Date of Delivery, if any, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                           (3) Independent Accountants. The accountants who audited the financial statements and supporting schedules included in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                           (4) Financial Statements. The financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein, present fairly the financial position of the Company and its consolidated subsidiaries, or such other entity, as the case may be, at the dates indicated and the statement of income, statement of stockholders' equity and cash flows of the Company and its consolidated subsidiaries, or such other entity, as the case may be, for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus. In addition, any pro forma financial statements of the Company and its subsidiaries and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, with the exception of adjustment (6) in footnote 14 to the Company's financial statements for the year ending


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         and as of December 31, 1994 included in the Company's Form 10-K for the year ending December 31, 1996, and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                           (5) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise (a "Material Adverse Effect"), whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise and (C) except for regular dividends on the Company's common stock or preferred stock, in amounts per share that are consistent with past practice or the applicable charter document or supplement thereto, respectively, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                           (6) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Underwriting Agreement and the Terms Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

                           (7) Good Standing of Subsidiaries. Each Subsidiary has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, has the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation, partnership or other organization to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding equity securities of each Subsidiary have been duly authorized and is validly issued, fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries (except in the case of JDN Development, the outstanding voting common stock of which is owned 99% by J. Donald Nichols and 1% by the Company, and the outstanding non-voting common stock of which is owned 100% by the


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         Company), free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding equity securities of any Subsidiary were issued in violation of preemptive or other similar rights of any securityholder of such Subsidiary.

                           (8) Capitalization. If the Prospectus contains a "Capitalization" section, the authorized, issued and outstanding shares of capital stock of the Company is as set forth under such section (except for subsequent issuances thereof, if any, contemplated under this Registration Statement, pursuant to reservations, agreements or employee benefit plans, stock option or purchase plans or dividend reinvestment plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). Such shares of capital stock have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of such shares of capital stock were issued in violation of preemptive or other similar rights of any securityholder of the Company.

                           (9)  Qualification as a REIT. The Company is
         organized in conformity with the requirements for qualification as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and its method of operation enables it to meet the requirements for taxation as a REIT under the Code for its taxable periods beginning or otherwise including the period after the Closing Date.

                           (10) Authorization of this Underwriting Agreement and Terms Agreement. This Underwriting Agreement has been, and the applicable Terms Agreement as of the date thereof will have been, duly authorized, executed and delivered by the Company.

                           (11) Authorization of Common Stock. If the
         Underwritten Securities being sold pursuant to the applicable Terms Agreement include Common Stock, such Underwritten Securities have been, or as of the date of such Terms Agreement will have been, duly authorized by the Company for issuance and sale pursuant to this Underwriting Agreement and such Terms Agreement. Such Underwritten Securities, when issued and delivered by the Company pursuant to this Underwriting Agreement and such Terms Agreement against payment of the consideration therefor specified in such Terms Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any securityholder of the Company. No holder of such Underwritten Securities will be subject to personal liability by reason of being such a holder.

                           (12) Authorization of Preferred Stock. If the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Preferred Stock, such Underwritten Securities have been, or as of the date of such Terms Agreement will have been, duly authorized by the Company for issuance and sale pursuant to this Underwriting Agreement and

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         such Terms Agreement. The applicable Preferred Stock, when issued and delivered by the Company pursuant to this Underwriting Agreement and such Terms Agreement against payment of the consideration therefor, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any securityholder of the Company. No holder of Preferred Stock will be subject to personal liability by reason of being such a holder. The applicable Articles Supplementary for such Preferred Stock will be in full force and effect prior to the Closing Time.

                           (13) Authorization of Senior Debt Securities and/or Subordinated Debt Securities. If the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Senior Debt Securities and/or Subordinated Debt Securities, such Underwritten Securities have been, or as of the date of such Terms Agreement will have been, duly authorized by the Company for issuance and sale pursuant to this Underwriting Agreement and such Terms Agreement. Such Underwritten Securities, when issued and authenticated in the manner provided for in the applicable Indenture and delivered against payment of the consideration therefor specified in such Terms Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting rights of creditors generally or by general equitable principles, and except further as enforcement thereof may be limited by
         (A) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments outside the United States. Such Underwritten Securities will be in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the applicable Indenture.

                           (14) Authorization of the Indentures. If the
         Underwritten Securities being sold pursuant to the applicable Terms Agreement include Senior Debt Securities and/or Subordinated Debt Securities, or if Preferred Stock is convertible into Debt Securities, each applicable Indenture has been duly authorized, executed and delivered by the Company and, upon such authorization, execution and delivery, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting rights of creditors generally or by general equitable principles.

                           (15) Authorization of Warrants. If the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Warrants, such Underwritten Securities have been, or as of the date of such Terms Agreement will have been, duly authorized by the Company for issuance and sale pursuant to this Underwriting Agreement and such Terms Agreement. Such Underwritten Securities, when issued and authenticated in the manner provided for the applicable Warrant Agreement and delivered against payment of the consideration therefor specified in such Terms Agreement, will

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         constitute valid and legally binding obligations of the Company, entitled to the benefits provided by such Warrant Agreement and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

                           (16) Authorization of Warrant Agreement. If the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Warrants, each applicable Warrant Agreement has been, or prior to the issuance of such Underwritten Securities will have been, duly authorized, executed and delivered by the Company and, upon such authorization, execution and delivery, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

                           (17) Authorization of Underlying Securities. If the Underlying Securities related to the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Common Stock or Preferred Stock, such Underlying Securities have been, or as of the date of such Terms Agreement will have been, duly authorized and reserved for issuance by the Company upon exercise of the Warrants, or upon conversions of the related Preferred Stock, Senior Debt Securities or Subordinated Debt Securities, as applicable. If the Underlying Securities include Common Stock or Preferred Stock, such Underlying Securities, when issued upon such exercise or conversion, as applicable, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights arising by operation of law, under the charter and by-laws of the Company or under any agreement to which the Company or any of its subsidiaries is a party, or otherwise. No holder of such Common Stock or Preferred Stock will be subject to personal liability by reason of being such a holder. If the Underlying Securities related to the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Senior Debt Securities and/or Subordinated Debt Securities, such Underlying Securities have been, or as of the date of such Terms Agreement will have been, duly authorized for issuance by the Company upon conversion of the related Preferred Stock. Such Underlying Securities, when issued and authenticated in the manner provided for in the applicable Indenture and delivered in accordance with the terms of the related Preferred Stock, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and except further as enforcement therefor may be limited by (A) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments outside the United States.


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                           (18) Descriptions of the Underwritten Securities,
         Underlying Securities, Indentures and Warrant Agreement. The Underwritten Securities being sold pursuant to the applicable Terms Agreement and each applicable Indenture and Warrant Agreement, as of the date of the Prospectus, and any Underlying Securities, when issued and delivered in accordance with the terms of the related Underwritten Securities, will conform in all material respects to the statements relating thereto contained in the Prospectus and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

                           (19) Absence of Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Underwriting Agreement, the applicable Terms Agreement, and each applicable Indenture, Warrant Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Registration Statement and the Prospectus and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Underwritten Securities and the use of the proceeds from the sale of the Underwritten Securities as described under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any Subsidiary pursuant to any Agreements and Instruments except for such conflicts, breaches, defaults, events or liens, charges or encumbrances that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its Subsidiaries, nor will such action result in any violation of applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their assets, properties or operations except for such violations that would not result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.


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                           (20) Absence of Labor Dispute. No labor dispute with
         the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary's principal customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                           (21) Absence of Proceedings. There is not pending or threatened any action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Company threatened, against or affecting the Company or any Subsidiary thereof which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated under this Underwriting Agreement, or the performance by the Company of its obligations hereunder and thereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary thereof is a party or of which any of their respective assets, properties or operations is the subject which are not described in the Registration Statement and the Prospectus or a document incorporated by reference therein, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                           (22) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and/or filed as required.

                           (23) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under this Underwriting Agreement or the applicable Terms Agreement or in connection with the transactions contemplated under this Underwriting Agreement, such Terms Agreement or any applicable Indenture or Warrant Agreement, except for the registration of the Underwritten Securities under the 1933 Act, compliance with the listing requirements of the New York Stock Exchange (if applicable) or under state securities laws, all of which have been or will be effected in accordance with this Agreement.

                           (24) Possession of Intellectual Property. The Company and its Subsidiaries own or possess all adequate trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                           (25) Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them. The Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                           (26) Title to Property. The Company and its
         Subsidiaries have good and marketable title to all of the properties and assets reflected in the financial statements (or as described in or incorporated by reference into the Registration Statement or Prospectus), in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except (A) as otherwise stated in the Registration Statement and the Prospectus or (B) those which do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries. Except as stated in the Registration Statement and the Prospectus and with respect to (i) American Hospitality Corporation as tenant under the Ground Lease Agreement, dated April 1986, between Taco Bell Corp. and Cherokee Investors, Ltd., as assigned and amended from time to time (the "Taco Bell Lease") which has the right under the Taco Bell Lease to purchase the property that is demised by the Taco Bell Lease (the "Demised Premises") within the Property known as the Tullahoma Shopping Center for the "mutually agreeable price" if the Demised Premises are "purchased by the landlord," (ii) the option to purchase the membership interest of JDN Development Company's Subsidiary under the Operating Agreement for Dogwood Drive LLC, (iii) the option to purchase the membership interest of JDN Development Company under the Operating Agreement for Metro Station Development Company, LLC, and (iv) other Properties that, singly or in the aggregate, are not material to the business of the Company and its Subsidiaries considered as one enterprise, no person has an option or right of first refusal to purchase all or part of any Property or any interest therein. All of the leases and subleases material to the business of the Company and its Subsidiaries considered as one enterprise, and under which the Company or any Subsidiary holds Properties described in the Prospectus, are in full force and effect, and neither the Company nor any of its Subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary of the continued possession of the leased or subleased premises under any such lease or sublease.

                           (27) Leases. Each lease of real property by the Company as lessor is the legal, valid and binding obligation of the lessee in accordance with the terms of such lease (except for such leases as are not material to the business of the Company and except that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and to the Federal Bankruptcy Code). The rents with respect to the Properties which at present are or remain due and unpaid for more than 30 days are not payable under leases such that, were no further rental payments to be received by the Company under such leases, there would result a Material Adverse Effect. The Company has no reason to believe that any tenant which is responsible for aggregate annual rental payments in excess of $500,000 under all of its leases at the Properties is not financially capable of performing its obligations thereunder or intends to terminate any of its leases prior to expiration thereof. The Company occupies its leased properties under valid and binding leases conforming in all material respects to any description thereof set forth in or incorporated by reference into the Registration Statement or Prospectus.

                           (28) Commodity Exchange Act. If the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Debt Securities or if any related Underlying Securities include Debt Securities, as the case may be, such Debt Securities, upon issuance, will be excluded or exempted under, or beyond the purview of, the Commodity Exchange Act, as amended (the "Commodity Exchange Act"), and the rules and regulations of the Commodity Futures Trading Commission under the Commodity Exchange Act (the "Commodity Exchange Act Regulations").

                           (29) Investment Company Act. The Company is not, and upon the issuance and sale of the Underwritten Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

                           (30) Environmental Laws. Except as disclosed in or incorporated by reference in the Prospectus, the Company has no knowledge that any Property has ever been used for the disposal, release, handling, treatment, or storage of any Hazardous Material in any quantity or form that would reasonably necessitate any responses or corrective action, including any such action under any Hazardous Material Law; the Company has no knowledge that any Property has ever been used, and neither the Company (including its predecessor, JDN Enterprises, Inc. ("Enterprises")) nor any owner of a Property in which
         J. Donald Nichols had or has a direct or indirect interest ("JDN Property") has used any JDN Property, in any manner other than in full compliance with all Hazardous Material Laws; none of the Company (including Enterprises), the owner of any JDN Property or, to the Company's knowledge, any owner of any other Property has ever received written or oral notice or other communication of pending or threatened claims, actions, suits, proceedings or investigations related to any Property regarding (i) the disposal or release of solid, liquid or gaseous waste into the environment, (ii) the treatment, storage, disposal, release or other handling of any Hazardous Material, (iii) the placement of structures or materials into waters of the United States, (iv) the presence of any Hazardous Material in any building or structure located on any Property, (v) the presence of any Hazardous Material related to the ownership, use, condition, or operation of any Property, or (vi) any alleged violation of any Hazardous Material Law; other than knowledge of (1) a remediation agreement (relating to a leaking underground storage tank) entered into between the State of Georgia and the owner of the Stop `n' Go site adjacent to the QuikTrip parcel located at the Company's Lawrenceville Property, (2) a remediation agreement (relating to soil and groundwater contamination) entered into between the state of North Carolina and the owner of a tract adjoining the Company's Greenville, North Carolina Property, (3) a limited Phase II environmental assessment recommendation that impacted soils be remediated at the Greensboro, North Carolina Property, and (4) a corrective action plan required by the State of Georgia (relating to a release from underground storage tanks) of the owner of the SAV-A-TON Gasoline Station site near the Company's Ft. Oglethorpe, Georgia property, the Company has no knowledge that any soil or water in or adjacent to any Property is contaminated by any Hazardous Material; to the Company's knowledge, there are no underground tanks or any other underground storage facilities located on any Property, and to the Company's knowledge, except as disclosed in or incorporated by reference into the Prospectus, there have never been such tanks or facilities on any Property.

                  Except as disclosed in or incorporated by reference into the Prospectus, the Company has no knowledge that any real property previously owned by the Company (including Enterprises) or by any owner of the JDN Properties (collectively, the "Previously Owned Properties") has ever been used for the disposal, release, handling, treatment or storage of any Hazardous Material in any quantity or form that would reasonably necessitate any responses or corrective action, including any such action under any Hazardous Material Law; the Company has no knowledge that any Previously Owned Property has ever been used and neither the Company (including Enterprises) nor any owner of a JDN Property has used any Previously Owned Property in any manner other than in full compliance with all Hazardous Material Laws; neither the Company (including Enterprises) nor the owner of any Previously Owned Property has ever received written notice or oral notice or other communication of pending or threatened claims, actions, suits, proceedings or investigations relating to any Previously Owned Property regarding (i) the disposal or release of solid, liquid or gaseous waste into the environment, (ii) the treatment, storage, disposal, release or other handling of any Hazardous Material, (iii) the placement of structures or materials into water of the United States, (iv) the presence of any Hazardous Material in any building or structure located on any Previously Owned Property, (v) the presence of any Hazardous Material related to the ownership, use, condition or operation of any Previously Owned Property or (vi) any alleged violation of any Hazardous Material Law; to the Company's knowledge, there were no underground tanks or any other underground storage facilities located on any Previously Owned Property during the time period prior to and including the period that any Previously Owned Property was owned by the Company (or Enterprises) or any owner of a JDN Property.

                  As used herein, "Hazardous Material" shall include, without limitation, any substance which is controlled, regulated or prohibited under any Hazardous Material Law. "Hazardous Material Law" shall mean any local, state and federal law relating to the environment and environmental conditions, including, without limitation, the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. ss. 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. ss.ss. 9601-9637, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. ss. 6901, et seq., the Federal Water Pollution Control Act, 33 U.S.C. ss.ss. 1251 et seq., the Clean Air Act, 42 U.S.C. ss.ss. 741, et seq., the Clean Water Act, 33 U.S.C. ss. 7401, et seq., the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601-2629, and the Safe Drinking Water Act, 42 U.S.C. ss.ss. 300f-300j.

                           (32) Tax Compliance. The Company has filed all federal, state, local and foreign income tax returns which have been required to be filed (except in any case in which the failure to so file would not have a Material Adverse Effect), and has paid all taxes required to be paid for any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith. All past due taxes with respect to the Properties have been paid, and the Company and the Subsidiaries have no liability, and no tax lien or other charge exists with respect to any Property that would have a Material Adverse Effect on the business of the Company. All material tax liabilities have been adequately provided for in the financial statements of the Company.

         (b) Officers' Certificates. Any certificate signed by any officer of the Company or any Subsidiary and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering of the Underwritten Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.


SECTION 2.  SALE AND DELIVERY TO UNDERWRITERS; CLOSING

         (a) Underwritten Securities. The several commitments of the Underwriters to purchase the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

         (b) Option Underwritten Securities. In addition, subject to the terms and conditions herein set forth, the Company may grant, if so provided in the applicable Terms Agreement, an option to the Underwriters, severally and not jointly, to purchase up to the number or aggregate principal amount, as the case may be, of the Option Underwritten Securities set forth therein at a price per Option Underwritten Security equal to the price per Initial Underwritten Security, less an amount equal to any dividends or distributions declared by the Company and paid or payable on the Initial Underwritten Securities but not payable on the Option Underwritten Securities. Such option, if granted, will expire 30 days after the time of such Terms Agreement, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Underwritten Securities upon written notice by Merrill Lynch to the Company setting forth the number or aggregate principal amount, as the case may be, of Option Underwritten Securities as to which the several Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option Underwritten Securities. Any such time and date of payment and delivery (each, a "Date of Delivery") shall be determined by Merrill Lynch, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, unless otherwise agreed upon by Merrill Lynch and the Company. If the option is exercised as to all or any portion of the Option Underwritten Securities, each of the Underwriters, severally and not jointly, will purchase that proportion of the total number or aggregate principal amount, as the case may be, of Option Underwritten Securities then being purchased which the number or aggregate principal amount, as the case may be, of Initial Underwritten Securities each such Underwriter has severally agreed to purchase as set forth in such Terms Agreement bears to the total number of Initial Underwritten Securities, subject to such adjustments as Merrill Lynch in its discretion shall make to eliminate any sales or purchases of a fractional number or aggregate principal amount, as the case may be, of Option Underwritten Securities.

         (c) Payment. Payment of the purchase price for, and delivery of the Initial Underwritten Securities to be purchased by the Underwriters shall be made at the offices of Hogan & Hartson L.L.P., 555 Thirteenth Street, N.W., Washington D.C. 20004, or at such other place as shall be agreed upon by Merrill Lynch and the Company, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date as shall be agreed upon by Merrill Lynch and the Company (each such time and date of payment and delivery being herein called "Closing Time"). In addition, in the event that the Underwriters have exercised their option, if any, to purchase any or all of the Option Underwritten Securities, payment of the purchase price for, and delivery of such Option Underwritten Securities, shall be made at the above-mentioned offices of Hogan & Hartson L.L.P., or at such other place as shall be agreed upon by Merrill Lynch and the Company, on the relevant Date of Delivery as specified in the notice from Merrill Lynch to the Company.

         Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to Merrill Lynch for the respective accounts of the Underwriters of the Underwritten Securities to be purchased by them. It is understood that each Underwriter has authorized Merrill Lynch, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Underwritten Securities which it has severally agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Underwritten Securities to be purchased by any Underwriter whose check has not been received by the applicable Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

         (d) Denominations; Registration. The Underwritten Securities or certificates for the Underwritten Securities, as applicable, shall be in such authorized denominations and registered in such names as Merrill Lynch may request in writing at least two full business days prior to the applicable Closing Time or the relevant Date of Delivery, as the case may be. The Underwritten Securities or certificates for the Underwritten Securities, as applicable, will be made available for examination and packaging by Merrill Lynch in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the applicable Closing Time or the relevant Date of Delivery, as the case may be.


SECTION 3.   COVENANTS OF THE COMPANY

             The Company covenants with each Underwriter participating in the offering of Underwritten Securities, as follows:

         (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A of the 1933 Act Regulations and/or Rule 434 of the 1933 Act Regulations, if and as applicable, and will notify Merrill Lynch, as representative of the Underwriters, immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Underwritten Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) Filing of Amendments. At any time when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with the sales of the Underwritten Securities, the Company will give Merrill Lynch, as representative of the Underwriters, notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish Merrill Lynch, as representative of the Underwriters, with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which Merrill Lynch, as representative of the Underwriters, or counsel for the Underwriters shall object.

         (c) Delivery of Registration Statements. The Company has furnished or will deliver to Merrill Lynch, as representative of the Underwriters, and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to Merrill Lynch, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted or required by Regulation S-T.

         (d) Delivery of Prospectuses. The Company will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus as such Underwriter may reasonably request. If applicable, the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted or required by Regulation S-T.

         (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Underwritten Securities as contemplated in this Underwriting Agreement and the applicable Terms Agreement and in the Registration Statement and the Prospectus. If at any time when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Underwritten Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the

Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

         (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Underwritten Securities and any related Underlying Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriters may designate and to maintain such qualifications in effect for a period of not less than one year from the date of the applicable Terms Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Underwritten Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of the applicable Terms Agreement.

         (g) Earning Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earning statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of
Section 11(a) of the 1933 Act.

         (h) Reservation of Securities. If the applicable Terms Agreement specifies that any related Underlying Securities include Common Stock and/or Preferred Stock, the Company will reserve and keep available at all times, free of preemptive or other similar rights, a sufficient number of shares of Common Stock and/or Preferred Stock, as applicable, for the purpose of enabling the Company to satisfy any obligations to issue such Underlying Securities upon exercise of the related Warrants, as applicable, or upon conversion of the Preferred Stock, Senior Debt Securities or Subordinated Debt Securities, as applicable.

         (i) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Underwritten Securities in the manner specified in the Prospectus under "Use of Proceeds."

         (j) Listing. If so stated in the applicable Prospectus Supplement, the Company will use its best efforts to have the Underwritten Securities and any related Underlying Securities approved for listing upon official notice of issuance on the New York Stock Exchange as of the applicable Closing Time. The Company will use its best efforts to maintain the listing of any such Underwritten Securities and related Underlying Securities on the New York Stock Exchange.

         (k) Restriction on Sale of Securities. Between the date of the applicable Terms Agreement and the applicable Closing Time or such other date specified in such Terms

Agreement, the Company will not, without the prior written consent of Merrill Lynch, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of, or otherwise dispose of the securities specified in such Terms Agreement, except as provided in the applicable Terms Agreement.

         (l) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.


SECTION 4.   PAYMENT OF EXPENSES

         (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Underwriting Agreement or the applicable Terms Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Underwriting Agreement, any Terms Agreement, any Agreement among Underwriters, the Indentures, any Warrant Agreement and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Underwritten Securities, (iii) the preparation, issuance and delivery of any certificates for the Underwritten Securities, as applicable, to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors or agents (including transfer agents and registrars), as well as the fees and disbursements of the Trustees and any Warrant Agent and their respective counsel, (v) the qualification of the Underwritten Securities and any related Underlying Securities under state securities laws in accordance with the provisions of
Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey, and any amendment thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheet, and the Prospectus and any amendments or supplements thereto, (viii) the fees and expenses incurred with respect to the listing of the Underwritten Securities and any Underlying Securities, if applicable and (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Underwritten Securities and any related Underlying Securities.

         (b) Termination of Agreement. If the applicable Terms Agreement is terminated by Merrill Lynch in accordance with the provisions of Section 5 or
Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.   CONDITIONS OF UNDERWRITERS' OBLIGATIONS

             The obligations of the Underwriters to purchase and pay for the Underwritten Securities pursuant to the applicable Terms Agreement are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

         (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing information relating to the description of the Underwritten Securities and any related Underlying Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b)(1), (2), (3), (4) or (5), as applicable (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434 of the 1933 Act Regulations, a Term Sheet including the Rule 434 information shall have been filed with the Commission in accordance with Rule 424(b)(7).

         (b) Opinion of Counsel for Company. At each Closing Time, the Underwriters shall have received the favorable opinions, dated as of the applicable Closing Time, of Waller Lansden Dortch & Davis, A Professional Limited Liability Company, Brown & Wood, LLP and Glass, McCullough, Sherrill & Harrold, LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

         (c) Opinion of Counsel for Underwriters. At each Closing Time, the Underwriters shall have received the favorable opinion, dated as of the applicable Closing Time, of Hogan & Hartson L.L.P., counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to the matters set forth in (1), (6), the first two sentences (excluding the last clause of the second sentence, in each case), of (7) and (8), (9) excluding the last sentence, (10) to (12), (13) excluding the last clause of the second sentence, (14), as applicable, (15) (solely as to the information in the Prospectus under "Description of Underwritten Securities" and "Description of the Underlying Securities," if any, or any caption purporting to describe any such Securities), (22), and the penultimate paragraph of the opinion attached as Exhibit B hereto. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the District of Columbia and the federal law of the United States, upon the opinions of counsel satisfactory to Merrill Lynch.

Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

         (d) Officers' Certificate. At each Closing Time, there shall not have been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and Merrill Lynch shall have received a certificate of the Chairman, President or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company, dated as of the applicable Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 are true and correct with the same force and effect as though expressly made at and as of the applicable Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement at or prior to the applicable Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the knowledge of such officers, threatened by the Commission.

         (e) Accountant's Comfort Letter. At the time of the execution of the applicable Terms Agreement, the Underwriters shall have received from Ernst & Young L.L.P. a letter dated such date, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         (f) Bring-down Comfort Letter. At each Closing Time, the Underwriters shall have received from Ernst & Young LLP a letter, dated as of the applicable Closing Time, to the effect that they reaffirmed the statements made in the letter furnished pursuant to subsection (e) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the applicable Closing Time.

         (g) Ratings. At each Closing Time and at any relevant Date of Delivery, the Underwritten Securities shall have the rating accorded by any "nationally recognized statistical rating organization," as defined by the Commission for purposes of Rule 436(g)(2) of the 1933 Act Regulations, if and as specified in the applicable Terms Agreement, and the Company shall have delivered to Merrill Lynch a letter, dated as of such date, from each such rating organization, or other evidence satisfactory to Merrill Lynch, confirming that the Underwritten Securities have such ratings. Since the time of execution of the applicable Terms Agreement, there shall not have occurred a downgrading in the rating assigned to the Underwritten Securities or any of the Company's other securities by any such rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Underwritten Securities or any of the Company's other securities.

         (h) Approval of Listing. At Closing Time, the Underwritten Securities shall have been approved for listing, subject only to official notice of issuance, if and as specified in the applicable Terms Agreement.

         (i) No Objection. If the Registration Statement of an offering of Underwritten Securities has been filed with the NASD for review, the NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

         (j) Lock-up Agreements. On the date of the applicable Terms Agreement, Merrill Lynch shall have received, in form and substance satisfactory to it, each lock-up agreement, if any, specified in such Terms Agreement as being required to be delivered by the persons listed therein.

         (k) Over-Allotment Option. If the event that the Underwriters are granted an over-allotment option by the Company in the applicable Terms Agreement and the Underwriters exercise their option to purchase all or any portion of the Option Underwritten Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any of its Subsidiaries hereunder shall be true and correct as of each Date of Delivery, and, at the relevant Date of Delivery, the Underwriters shall have received:

                  (1) A certificate, dated such Date of Delivery, of the Chairman, President or a Vice President of the Company and the chief financial officer or chief accounting officer of the Company, confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

                  (2) The favorable opinion of Waller Lansden Dortch & Davis, A Professional Limited Liability Company, Brown & Wood, LLP and Glass, McCullough, Sherrill & Harrold, LLP counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Underwritten Securities and otherwise to the same effect as the Opinion required by Section 5(b) hereof.

                  (3) The favorable Opinion of Hogan & Hartson L.L.P., counsel for the Underwriters, dated such Date of Delivery, relating to the Option Underwritten Securities and otherwise to the same effect as the opinion required by Section 5(c) hereof.

                  (4) A letter from Ernst & Young LLP., in form and substance satisfactory to the Underwriters and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(f) hereof, except that the "specified date" on the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

         (l) Additional Documents. At each Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Underwritten Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

         (m) Termination of Underwriting Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement (or, with respect to the Underwriters' exercise of any applicable over-allotment option for the purchase of Option Underwritten Securities on a Date of Delivery after the Closing Time, the obligations of the Underwriters to purchase the Option Underwritten Securities on such Date of Delivery) may be terminated by Merrill Lynch by notice to the Company at any time at or prior to the Closing Time (or such Date of Delivery, as applicable), and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6,7 and 8 shall survive any such termination and remain in full force and effect.


SECTION 6.  INDEMNIFICATION

         (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including information included in a prospectus or term sheet, as the case may be, that was omitted from the Registration Statement at the time it become effective but that is deemed to be part of such Registration Statement at the time it became effective pursuant to paragraph (b) of Rule 430A ("Rule 430 Information") or pursuant to paragraph (d) of Rule 434 ("Rule 434 Information") or deemed to be a part thereof, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                  (3) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.


SECTION 7.  CONTRIBUTION

            If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Underwritten Securities pursuant to the applicable Terms Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

            The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Underwritten Securities (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters (in each case as set forth on the cover of the Prospectus, or if Rule 434 is used, the corresponding location on the Term Sheet) bear to the aggregate initial public offering price of such Underwritten Securities as set forth on such cover or in such Term Sheet.

                  The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                  Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

                  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number or aggregate principal amount, as the case may be, of Initial Underwritten Securities set forth opposite their respective names in the applicable Terms Agreement, and not joint.

SECTION 8.   REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY

             All representations, warranties and agreements contained in this Underwriting Agreement or the applicable Terms Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or controlling person, and shall survive delivery of and payment for the Underwritten Securities.


SECTION 9.   TERMINATION

         (a) Underwriting Agreement. This Underwriting Agreement (excluding the applicable Terms Agreement) may be terminated for any reason at any time by the Company or by Merrill Lynch upon the giving of 30 days' prior written notice of such termination to the other party hereto.

         (b) Terms Agreement. Merrill Lynch may terminate the applicable Terms Agreement, by notice to the Company, at any time at or prior to the applicable Closing Time or any relevant Date of Delivery, if (i) there has been, since the time of execution of such Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States or, if the Underwritten Securities or any related Underlying Securities include Debt Securities denominated or payable in, or indexed to, one or more foreign or composite currencies, in the international financial markets, or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Merrill Lynch, impracticable to market the Underwritten Securities or to enforce contracts for the sale of the Underwritten Securities, or (iii) trading in any securities of the Company has been suspended or limited by the Commission or the New York Stock Exchange or, if trading generally on the New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such market or by order of the Commission, the NASD or any other governmental authority, or (iv) a banking moratorium has been declared by either Federal or New York authorities or, if the Underwritten Securities or any related Underlying Securities include Debt Securities denominated or payable in, or indexed to, one or more foreign or composite currencies, by the relevant authorities in the related foreign country or countries.

         (c) Liabilities. If this Underwriting Agreement or the applicable Terms Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.


SECTION 10.       DEFAULT BY ONE OR MORE OF THE UNDERWRITERS

                  If one or more of the Underwriters shall fail at the applicable Closing Time or the relevant Date of Delivery, as the case may be, to purchase the Underwritten Securities which it or they are obligated to purchase under the applicable Terms Agreement (the "Defaulted Securities"), then Merrill Lynch shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, Merrill Lynch shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the number or aggregate principal amount, as the case may be, of Defaulted Securities does not exceed 10% of the number or aggregate principal amount, as the case may be, of Underwritten Securities to be purchased on such date pursuant to such Terms Agreement, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations under such Terms Agreement bear to the underwriting obligations of all non-defaulting Underwriters, or

                  (b) if the number or aggregate principal amount, as the case may be, of Defaulted Securities exceeds 10% of the number or aggregate principal amount, as the case may be, of Underwritten Securities to be purchased on such date pursuant to such Terms Agreement, such Terms Agreement (or, with respect to the Underwriters' exercise of any applicable over-allotment option for the purchase of Option Underwritten Securities on a Date of Delivery after the Closing Time, the obligations of the Underwriters to purchase, and the Company to sell, such Option Underwritten Securities on such Date of Delivery) shall terminate without liability on the part of any non-defaulting Underwriter.

                  No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

                  In the event of any such default which does not result in (i) a termination of the applicable Terms Agreement or (ii) in the case of a Date of Delivery after the Closing Time, a termination of the obligations of the Underwriters and the Company with respect to the related Option Underwritten Securities, as the case may be, either Merrill Lynch or the Company shall have the right to postpone the applicable Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

SECTION 11.  NOTICES

             All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch at World Financial Center, North Tower, New York, New York 10281-1201 attention of: Tjarda Clagett, Director, with a copy to Hogan & Hartson, L.L.P., 555 Thirteenth Street, N.W., Washington, D.C. 20004-1109,
Attention: J. Warren Gorrell, Jr., and notices to the Company shall be directed to it at: JDN Realty Corporation, 3340 Peachtree Road, Suite 1530, Atlanta, Georgia, Attention: J. Donald Nichols, with a copy to Waller Lansden Dortch & Davis, A Professional Limited Liability Company, Nashville City Center, 511 Union Street, Suite 2100, Nashville, TN 37219-1760, Attention: E. Marlee Mitchell.


SECTION 12.  PARTIES

             This Underwriting Agreement and the applicable Terms Agreement shall each inure to the benefit of and be binding upon the Company, Merrill Lynch, and, upon execution of such Terms Agreement, any other Underwriters and their respective successors. Nothing expressed or mentioned in this Underwriting Agreement or such Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or such Terms Agreement or any provision herein or therein contained. This Underwriting Agreement and such Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.


SECTION 13.  GOVERNING LAW AND TIME

             THIS UNDERWRITING AGREEMENT AND ANY APPLICABLE TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY
TIME.


SECTION 14.  EFFECT OF HEADINGS

             The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 15.  COUNTERPARTS


             This Agreement may be executed in one or more counterparts, and by different parties hereto in separate counterparts, each of which when so executed shall be deemed an original, but all of which together shall constitute one and the same Agreement.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Underwriting Agreement, along with all counterparts, will become a binding agreement between Merrill Lynch and the Company in accordance with its terms.

                                                Very truly yours,

                                                JDN Realty Corporation


                                                By: /s/ William J. Kerley
                                                  -----------------------
                                                Name: William J. Kerley
                                                Title: Chief Financial Officer

CONFIRMED AND ACCEPTED,
  as of the date first
  above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
               INCORPORATED


By: /s/ Tjarda Clagett
    ----------------------------------
           Authorized Signatory

                                    Exhibit B


                      FORM OF OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

         (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

         (2) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in or incorporated by reference into the Prospectus and to enter into and perform its obligations under, or as contemplated under, the Underwriting Agreement and the applicable Terms Agreement.

         (3) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

         (4) Each Subsidiary has been duly incorporated or formed and is validly existing as a corporation or limited partnership in good standing under the laws of the jurisdiction of its incorporation or formation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in or incorporated by reference into the Prospectus and is duly qualified as a foreign corporation or limited partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding equity securities of each Subsidiary have been duly authorized and is validly issued, fully paid and non-assessable and, except for JDN Development (the outstanding voting common stock of which is owned 99% by J. Donald Nichols and 1% by the Company, and the outstanding non-voting common stock of which is owned 100% by the Company), to the best of our knowledge, is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding equity securities of any Subsidiary were issued in violation of preemptive or other similar rights of any securityholder of such Subsidiary.

         (5) The authorized, issued and outstanding shares of capital stock of the Company was as set forth as of the date indicated under the caption "Capitalization" (except for subsequent issuances thereof, if any, contemplated under the Underwriting Agreement, pursuant to reservations, agreements or employee benefit plans, stock option or purchase plans or dividend reinvestment plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). Such shares of capital stock have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of such shares of capital stock was issued in violation of preemptive or other similar rights of any securityholder of the Company.

         (6) The Underwriting Agreement and the applicable Terms Agreement have been duly authorized, executed and delivered by the Company.

         (7) The applicable Underwritten Securities, if such Underwritten Securities are Common Stock, have been duly authorized by the Company for issuance and sale pursuant to the Underwriting Agreement and the applicable Terms Agreement. The Underwritten Securities, when issued and delivered by the Company pursuant to the Underwriting Agreement and such Terms Agreement against payment of the consideration therefor specified in such Terms Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any securityholder of the Company. No holder of the Underwritten Securities is or will be subject to personal liability by reason of being such a holder. The form of certificate used to evidence the Underwritten Securities is in due and proper form and complies with the applicable statutory requirements, with any applicable requirements of the charter or by-laws of the Company and with the requirements of the New York Stock Exchange.

         (8) The applicable Underwritten Securities, if such Underwritten Securities are Preferred Stock, have been duly authorized by the Company for issuance and sale pursuant to the Underwriting Agreement and the applicable Terms Agreement. The applicable Preferred Stock, when issued and delivered by the Company pursuant to the Underwriting Agreement and such Terms Agreement against payment of the consideration specified in such Terms Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any securityholder of the Company. No holder of such Preferred Stock is or will be subject to personal liability by reason of being such a holder. The form of certificate used to evidence the Preferred Stock is in due and proper form and complies with the applicable statutory requirements, with any applicable requirements of the charter or by-laws of the Company and with the requirements of the New York Stock Exchange. The applicable Articles Supplementary is in full force and effect.

         (9) The applicable Underwritten Securities, if such Underwritten Securities include Senior Debt Securities and/or Subordinated Debt Securities, have been duly authorized by the Company for issuance and sale pursuant to the Underwriting Agreement and the applicable Terms Agreement. The Underwritten Securities, when issued and authenticated in the manner provided for in the applicable Indenture and delivered against payment of the consideration therefor specified in such Terms Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental

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

authority to limit, delay or prohibit the making of payments outside the United States. The Underwritten Securities are in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the applicable Indenture.

         (10) The applicable Indenture, if such Underwritten Securities include Senior Debt Securities and/or Subordinated Debt Securities or if Preferred Stock is convertible into Debt Securities, has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery thereof by the applicable Trustee) constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

         (11) The applicable Underwritten Securities, if such Underwritten Securities include Warrants, have been duly authorized by the Company for issuance and sale pursuant to the Underwriting Agreement and the applicable Terms Agreement. The Underwritten Securities, when issued and authenticated in the manner provided for in the applicable Warrant Agreement and delivered against payment of the consideration therefor specified in such Terms Agreement, will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by such Warrant Agreement and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

         (12) The applicable Warrant Agreement, if such Underwritten Securities includes Warrants, has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery thereof by the applicable Warrant Agent) constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

         (13) The applicable Underlying Securities, if such Underlying Securities include Common Stock or Preferred Stock, have been duly authorized and reserved for issuance by the Company upon exercise of the Warrants or upon conversion of the related Preferred Stock, Senior Debt Securities or Subordinated Debt Securities. The Underlying Securities, when issued upon such exercise or conversion, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any securityholder of the Company. No holder of the Underlying Securities is or will be subject to personal liability by reason of being such a holder. The Underlying Securities have been duly authorized for issuance by the Company upon exercise of the Warrants or upon conversion of the related Preferred Stock. The Underlying Securities, when issued and authenticated in the manner provided for in the applicable Indenture and delivered in accordance with the terms of the related Preferred Stock, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by


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

bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments outside the United States.

         (14) The Underwritten Securities being sold pursuant to the applicable Terms Agreement and/or each applicable Indenture or Warrant Agreement conform, and any Underlying Securities, when issued and delivered in accordance with the terms of the related Underwritten Securities, will conform, in all material respects to the statements relating thereto contained in the Prospectus and are in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

         (15) The information in the Prospectus under "Description of Underwritten Securities" and "Description of Underlying Securities," if any, or any caption purporting to describe any such Securities, whether in the Prospectus or the Prospectus Supplement, under the heading "Certain Federal Income Tax Considerations" or similar heading if any, in the Prospectus Supplement and in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of legal matters, the Company's charter and bylaws, legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

         (16) To the best of our knowledge, neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws and no default by the Company or any of its Subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

         (17) The execution, delivery and performance of the Underwriting Agreement, the applicable Terms Agreement and each applicable Indenture or Warrant Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated in the Registration Statement and the Prospectus and the consummation of the transactions contemplated in the Underwriting Agreement and such Terms Agreement and in the Registration Statement and the Prospectus (including the issuance and sale of the Underwritten Securities and the use of the proceeds from the sale of the Underwritten Securities as described under the caption "Use of Proceeds") and compliance by the Company with its obligations thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the assets, properties or


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


operations of the Company or any of its subsidiaries is subject, except for such conflicts, breaches, defaults, events or liens, charges or encumbrances that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries, nor will any such action result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations except for such violations that would not result in a Material Adverse Effect.

         (18) To the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of its Subsidiaries thereof is a party or to which the assets, properties or operations of the Company or any of its Subsidiaries thereof is subject, before or by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect or which might reasonably be expected to materially and adversely affect the assets, properties or operations thereof or the consummation of the transactions contemplated under the Underwriting Agreement, the applicable Terms Agreement or any applicable Indenture or Warrant Agreement or the performance by the Company of its obligations thereunder.

         (19) All descriptions in the Registration Statement of contracts and other documents to which the Company or its Subsidiaries are a party are accurate in all material respects. To the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

         (20) To the best of our knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

         (21) The Registration Statement has been declared effective under the 1933 Act. Any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b). To the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been initiated or are pending or threatened by the Commission.

         (22) The Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom and each Trustee's Statement of Eligibility on Form T-1 (the "Form T-1s"), as to which we express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.


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



         (23) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules therein or omitted therefrom, as to which we express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder.

         (24) No filing with, or authorization, approval, consent, license, order registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Company of its obligations under the Underwriting Agreement or the applicable Terms Agreement or in connection with the transactions contemplated under the Underwriting Agreement, such Terms Agreement or any applicable Indenture or Warrant Agreement, other than under the 1933 Act, the 1933 Act Regulations, the 1939 Act and the 1939 Act Regulations, which have been obtained (or as may be required under state securities or blue sky laws or by the NASD, as to which we express no opinion).

         (25) The applicable Underwritten Underlying Securities, if such Underwritten Underlying Securities include Senior Debt Securities and/or Subordinated Debt Securities, upon issuance, will be excluded or exempted under, or beyond the purview of, the Commodity Exchange Act, as amended (the "Commodity Exchange Act"), and the rules and regulations of the Commodity Futures Trading Commission under the Commodity Exchange Act (the "Commodity Exchange Act Regulations").

         (26) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

         (27) Based on certain customary assumptions and representations (acceptable to counsel for the Underwriter in their reasonable discretion) relating to applicable asset composition, source of income, shareholder diversification distribution, recordkeeping tests and other requirements of the Code necessary for the Company to qualify as a real estate investment trust ("REIT"), the Company was organized and has operated in conformity with the requirements for qualification and taxation as a REIT under Sections 856 through 860 of the Code for each of the taxable years ended December 31, 1994, December 31, 1995 and December 31, 1996, and the Company's current organization and method of operations will enable the Company to continue to qualify as a REIT under the Code. The discussion incorporated by reference into the Registration Statement under the caption "Federal Income Tax Considerations" fairly summarizes the federal income tax considerations that are likely to be material to a holder of Underwritten Securities and, to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel, is correct and presents fairly the information required to be disclosed therein.


         Nothing has come to our attention that would lead us to believe that the Registration Statement or any post-effective amendment thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom and for the Form T-1s,

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

as to which we make no statement), at the time the Registration Statement or any post-effective amendment thereto (including the filing of the Company's Annual Report on Form 10-K with the Commission) became effective or at the date of the applicable Terms Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the applicable Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).


                                       7